Exhibit T3E.7

John J. Swidler, FCA Eric A. Rodier, CA Gilles Robillard, CA Bernard Gourdeau, CA, IFA	Philip Manel, CA, CPA Yves Vincent, CA Howard I. Gross, CA Raymond Massi, CA

2 Place Alexis Nihon, 22nd Floor Montreal, Quebec H3Z 3C2 Telephone (514) 934-3497 Facsimile (514) 934-3504

Court No.: 500-05-064436-015

PROXY FORM
(CLASS 2 — US NOTEHOLDERS)

IN THE MATTER OF THE ARRANGEMENT OF UNIFORÊT INC., UNIFORÊT SCIERIE-PÂTE INC. AND FORESTERIE PORT-CARTIER INC., bodies politic duly constituted and having their head office and main place of business at 8000 Langelier Blvd., City of St-Léonard, Province of Quebec, H1P 3K2.

Debtors

I/We, ________________________________________________________________________________________________________

(name of creditor)

of __________________________________________________________________________________________________________

(address)

Tel. No.:_________________________________________	Fax No.: _________________________________, creditor

for a total nominal value amount of $     and belonging to Class 2 — US Noteholders, as defined in the Amended Plan of Compromise and Arrangement, dated July 20, 2001 and filed on July 23, 2001 (the “Plan of Arrangement”), name by these present as my (our) authorized representative to the meeting of Class 2 — US Noteholders that will be held on November 25, 2002 or at any adjournment that may be decided upon:

Check one of the following boxes:

[ ]	_________________________________________, authorized representative; (the name)

[ ]	Richter & Associés Inc., authorized representative,

Note:	If a creditor nominates Richter & Associés Inc., the Court-appointed Monitor, as its authorized representative, it is important to note that, in the case where the creditor has not indicated its vote on the Voting Letter, Richter & Associés Inc., as authorized representative, will vote for the acceptance of the Plan of Arrangement.

DATED AT _____________________________________, this _______________day of ________________________________, 2002.

(Name of creditor)

Signature of witness	Signature of authorized person

NOTES:	(1)	A creditor may vote either in person, by proxy or by voting letter.

	(2)	In order for an authorized person to have a right to vote, he must himself be a creditor or be an authorized representative designated by this Proxy Form. The name of the creditor must appear on the Proxy Form.

	(3)	A creditor can only vote on the Plan of Arrangement in accordance with the voting procedure as described in the Voting Letter.

	(4)	A creditor’s presence will not be necessary at the meeting if the creditor has completed and submitted to the Monitor this Proxy Form before the opening of the meeting.

	(5)	A creditor may appoint its broker to act as an authorized representative. It is the sole responsibility of the creditor to complete and submit the Proxy Form, if so desired.

	(6)	The Debtors may not be appointed as proxy to vote at any meeting of creditors.

	(7)	A creditor who gives a proxy may revoke it by way of a document signed by the creditor or the authorized person. The revocation must be transmitted to and received by the Monitor no later than the last working day prior to the meeting.